EXHIBIT 10.27

[PG&E CORPORATION LETTERHEAD]

AMENDMENT TO SHORT-TERM INCENTIVE PROGRAMS
AND OTHER BONUS PROGRAMS

All current and future bonus plans of PG&E Corporation (“PG&E”) with an annual (or shorter) performance period (the “Plans”) are hereby amended as described below, effective January 1, 2009.

1.           Payments under the Plans shall be made within two months and 15 days following the end of the calendar year in which such payments cease to be subject to a “substantial risk of forfeiture,” within the meaning of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”).  In the event that PG&E’s taxable year ceases to be the calendar year, then payments under the Plans shall be made within two months and 15 days following the later of the end of the calendar year or PG&E’s taxable year in which such payments cease to be subject to a “substantial risk of forfeiture,” within the meaning of Section 409A.

IN WITNESS WHEREOF, PG&E Corporation has caused this Plan to be executed by its Senior Vice President, Human Resources, at the direction of the Chief Executive Officer, on December 31, 2008.

PG&E CORPORATION

By:	JOHN R. SIMON
John R. Simon
Senior Vice President - Human Resources